UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2017

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

1-2385	THE DAYTON POWER AND LIGHT COMPANY	31-0258470
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 17, 2017, The Board of Directors of The Dayton Power and Light Company (“DP&L”), a subsidiary of DPL Inc. (“DPL”), approved the retirement of the DP&L operated and co-owned Stuart Station coal-fired and diesel-fired generating units and the Killen Station coal-fired generating unit and combustion turbine (collectively, the “Facilities”) on or before June 1, 2018, and DP&L agreed with the co-owners of the Facilities to proceed with this plan of retirement.

As a result of the commitment to retire the Facilities on or before June 1, 2018, each of DPL and DP&L estimates that it will recognize aggregate pre-tax charges of approximately $82 million to $149 million.

DPL and DP&L estimate that the aggregate pre-tax charges detailed above will include, for each company, impairment charges of approximately $50 million to $87 million and inventory obsolescence charges of approximately $10 million to $16 million for the first quarter of 2017. DPL and DP&L also estimate that the aggregate pre-tax charges detailed above will include, for each company, recognition of approximately $12 million to $16 million in severance and benefit related costs over the time period 2017 to 2018 and recognition of approximately $10 million to $30 million in plant shutdown costs, the timing of which is uncertain as of the date of this report. Approximately $22 million to $46 million of the aggregate pre-tax charges detailed above for both DPL and DP&L are expected to result in future cash expenditures, beginning in 2018. In addition, DPL & DP&L also estimate future cash expenditures of approximately $130 million for asset retirement obligations beginning in June 2018 and through 2023.

Item 2.06 Material Impairments

The information contained in Item 2.05 relating to the asset impairments associated with the commitment to retire the Facilities on or before June 1, 2018 is incorporated into this Item 2.06 by reference.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Such forward-looking statements include, but are not limited to, the occurrence or timing of generating unit operations or retirements, estimates and expectations regarding impairments, transaction charges and expenditures, strategic objectives, business prospects, anticipated economic performance and financial condition, management’s expectations and other similar matters. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, timing of events, accurate projections of market conditions and regulatory rates, future interest rates, commodity prices, continued normal levels of operating performance and electricity volume at distribution companies and operational performance at generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and expected rates of return.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s and DP&L’s 2016 Annual Report on Form 10-K. Readers are encouraged to read DPL’s and DP&L’s filings to learn more about the risk factors associated with DPL’s and DP&L’s businesses. DPL and DP&L undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any security holder who desires copies of DPL or DP&L’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DPL’s website at www.dplinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: March 23, 2017	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

The Dayton Power and Light Company

Date: March 23, 2017	By:	/s/ Judi L. Sobeci
	Name:	Judi L. Sobecki
	Title:	Vice President, General Counsel and Secretary